EXHIBIT 99.1

                          NOTICE OF MUTUAL TERMINATION

          Reference is made to the Agreement and Plan of Merger, dated as of August 23, 1997, by and among Cardinal Health, Inc., an Ohio corporation ("Cardinal"), Bruin Merger Corp., a New Jersey corporation and a wholly owned subsidiary of Cardinal ("Subcorp"), and Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), as amended by the First Amendment, dated as of March 16, 1998, by and among Cardinal, Subcorp and Bergen (collectively, the "Merger Agreement"). Pursuant to Section 7.1(a) of the Merger Agreement, Cardinal and Bergen hereby mutually consent to the termination of the Merger Agreement.

          IN WITNESS WHEREOF, Cardinal and Bergen have executed this Notice as of August 7, 1998.


                                     CARDINAL HEALTH, INC.



                                     By:    /s/ Robert D. Walter
                                     -------------------------------------------
                                     Name:  Robert D. Walter
                                     Title: Chairman and Chief Executive Officer



                                     BERGEN BRUNSWIG CORPORATION



                                     By:     /s/ Donald R. Roden
                                     -------------------------------------------
                                     Name:  Donald R. Roden
                                     Title: Chief Executive Officer